Exhibit 99.1

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Jeff Grossman

(717) 771-3220

InvestorRelations@grahampackaging.com

Graham Packaging Announces Results for 2011 First Quarter

YORK, PA, April 28, 2011—Graham Packaging Company Inc. (NYSE:GRM) today announced results for the first quarter ended March 31, 2011.

Highlights

•	Net sales increased to $756.5 million as compared to $585.6 million in the first quarter of 2010.

•	Operating income increased to $73.8 million as compared to $32.3 million in the first quarter of 2010.

•	Adjusted EBITDA(1) increased to $135.2 million from $115.6 million in the first quarter of 2010.

•	Free Cash Flow (2) was $21.8 million for the first quarter of 2011.

•

The Company announced its commitment to acquire the assets of Techne – Technipack Engineering Italia S.r.l. (“Techne”), a manufacturer of blow molding machines, for total consideration of €8.8 million.

•	The Company reaffirms its Adjusted EBITDA guidance for 2011 of $583.0 million.

First Quarter 2011

Net sales improved to $756.5 million, an increase of $170.9 million over the first quarter of last year. The acquisition of Liquid Container contributed $98.6 million to the increase, and the remainder was driven by an increase in resin costs (which are passed through to customers), higher volumes, and slightly favorable exchange rates.

Adjusted EBITDA increased to $135.2 million compared to $115.6 million in the first quarter of last year. The increase was mainly due to the acquisition of Liquid Container and related synergies of approximately $3.0 million.

“Our first quarter results are a terrific start to 2011,” said CEO Mark Burgess. “We achieved solid adjusted EBITDA growth despite headwinds associated with an inflating cost environment. We were particularly successful in growing our Food and Beverage franchise in the quarter, and we remain pleased with our efforts and progress integrating Liquid Container. Finally, our intention to acquire the assets of Techne will enhance our proprietary machine technology platforms and enhance Graham’s efforts to effectively expand internationally and in other adjacent markets.”

By segment, sales in North America increased by $158.5 million, or 31.4%, due to the acquisition of Liquid Container, increases in resin costs mentioned above, higher volumes in the legacy business, and favorable exchange rates. Sales in Europe improved by $0.7 million, or 1.2%, due primarily to higher resin costs but were offset by lower volumes. Sales in South America increased by $6.2 million, or 27.7%, due to higher volumes, higher resin costs, and favorable exchange rates. Sales in Asia Pacific were $5.5 million, reflecting our operation in China that was acquired in July 2010.

SG&A expenses decreased to $39.5 million, as compared to $67.5 million in the first quarter last year. SG&A expenses last year included $39.0 million of expenses related to the Company’s IPO. This decrease was partially offset by acquisition integration expenses and the addition of Liquid Container’s SG&A.

Operating income increased to $73.8 million from $32.3 million for the first quarter of last year. The increase was driven by the acquisition of Liquid Container, increased operating income in the legacy business due to volumes and lower SG&A expenses.

Net interest expense was $52.7 million, an increase of $7.4 million from the first quarter of last year, primarily due to the interest expense on the debt related to the acquisition of Liquid Container and the higher effective interest rate on the portion of our term loans which were extended in September 2011.

Net debt was $2,657.2 million, down $22.7 million from the beginning of the year.

2011 Outlook

For fiscal 2011, the Company reaffirms its Adjusted EBITDA expectation at $583.0 million.

Conference Call Information

The Company will hold a conference call to discuss first quarter 2011 results at 5:00 p.m. EDT this afternoon. The call will be web cast live over the Internet from the company’s Web site at www.grahampackaging.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 800-299-9086 (domestic) or 617-786-2903 (international) and entering passcode 21216957.

Following the live conference call, a replay will be available one hour after the call. The replay also will be available on the company’s Web site or by dialing 888-286-8010

(domestic) or 617-801-6888 (international) and entering passcode 12563101. The telephonic replay will be available until May 5, 2011.

About Graham Packaging

Graham Packaging, based in York, Pennsylvania, is a worldwide leader in the design, manufacture and sale of technology-based, customized blow molded plastic containers for the branded food and beverage, household, personal care/specialty and automotive lubricants product categories. The Company has an extensive blue-chip customer base that includes many of the world’s largest branded consumer products companies. It produces more than 20 billion container units annually at 97 plants in North America, Europe, South America and Asia.

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers.

To learn more about Graham Packaging, please visit the Company’s Web site at http://www.grahampackaging.com/. Graham Packaging uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding Graham Packaging is routinely posted on the Company’s Web site and is readily accessible.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “outlook,” “intend,” “plan,” “estimate,” “guidance” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission, more specifically the Risk Factors sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Forward-looking statements only speak as of the date of this press release or the date they were made and, unless otherwise required by law, Graham Packaging disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Adjusted EBITDA and free cash flow are not intended to represent, and should not be considered more meaningful than, or as an alternative to, net income (loss) and net cash provided by operating activities, respectively, in both cases as calculated in accordance with generally accepted accounting principles. The Company believes that the presentation of adjusted EBITDA and free cash flow provides investors with useful analytical indicators of its performance. Additionally, the Company uses adjusted EBITDA and free cash flow as key internal metrics and two components, among several, of management incentive compensation. Because not all companies use identical calculations, these presentations of adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A reconciliation of net income (loss) to adjusted EBITDA is as follows:

(1) Reconciliation of net income (loss) to EBITDA:

	Three Months Ended		Four Quarters Ended
	March 31,		March 31,
	2011	2010	2011
	(In millions)
Net income (loss)	$8.1	$(24.5)	$94.4
Interest income	(0.2)	(0.1)	(0.7)
Interest expense	52.9	45.4	193.1
Income tax provision (benefit)	9.0	4.7	(46.4)
Depreciation and amortization	53.1	38.6	185.5

EBITDA	$122.9	$64.1	$425.9

Reconciliation of EBITDA to adjusted EBITDA:

	Three Months Ended		Four Quarters Ended
	March 31,		March 31,
	2011	2010	2011
	(In millions)
EBITDA	$122.9	$64.1	$425.9
Asset impairment charges	1.1	2.2	8.5
Increase in income tax receivable obligations	4.6	1.3	8.2
Other non-cash charges (a)	0.9	0.6	5.3
Fees related to monitoring agreements (b)	0.3	0.7	1.0
Net loss on debt extinguishment	—	2.7	28.5
Write-off of amounts in accumulated other comprehensive income related to interest rate swaps	—	—	7.0
Contract termination fee and IPO-related expenses (c)	—	39.0	0.6
Acquisition and integration expenses (d)	2.1	0.2	22.2
Transaction-related costs	1.2	—	1.2
Venezuelan hyper-inflationary accounting	(0.1)	2.7	(0.5)
Reorganization and other costs (e)	2.2	2.1	16.1

Adjusted EBITDA (f)	$135.2	$115.6	$524.0

(a)	Represents the net loss on disposal of fixed assets, stock-based compensation expense and equity income from unconsolidated subsidiaries.
(b)	Represents annual fees paid to Blackstone Management Partners III L.L.C., through the date of the Company’s IPO, and a limited partner of Holdings pursuant to the Fifth Amended and Restated Limited Partnership Agreement, the Amended and Restated Monitoring Agreement and the Sixth Amended and Restated Limited Partnership Agreement.
(c)	Represents costs related to the termination of the Amended and Restated Monitoring Agreement, IPO bonus payments and other IPO-related costs.
(d)	Represents costs related to the acquisition and integration of Liquid Container, China Roots and other entities.
(e)	Represents costs recorded in the second half of 2010 related to a settlement to OnTech Operations, Inc. for claims against the Company, plant closures, employee severance and other costs defined in the senior secured credit agreement.
(f)	The Company uses adjusted EBITDA as one factor in the setting of incentive compensation.

(2) Reconciliation of cash flow from operations to free cash flow:

	Three Months Ended March 31,
	2011	2010
	(In millions)
Net cash provided by operating activities	$55.1	$16.6
Cash paid for property, plant and equipment	(38.2)	(37.7)
Acquisition and integration expenses	4.9	—
Contract termination fee and IPO-related expenses	—	39.0

Free cash flow	$21.8	$17.9

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2011	December 31, 2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$171,987	$152,964
Accounts receivable, net	308,114	216,368
Inventories	264,242	247,166
Deferred income taxes	33,158	14,616
Prepaid expenses and other current assets	42,451	42,363

Total current assets	819,952	673,477
Property, plant and equipment, net	1,207,464	1,203,142
Intangible assets, net	191,290	195,780
Goodwill	650,819	643,064
Other non-current assets	74,023	91,364

Total assets	$2,943,548	$2,806,827

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$34,563	$34,007
Accounts payable	218,035	142,585
Accrued expenses and other current liabilities	211,649	196,432
Deferred revenue	42,630	32,471

Total current liabilities	506,877	405,495
Long-term debt	2,794,600	2,798,824
Deferred income taxes	36,544	32,428
Other non-current liabilities	106,979	100,804
Commitments and contingent liabilities
Equity (deficit):
Graham Packaging Company Inc. stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, shares issued and outstanding 65,692,799 and 63,311,512	657	633
Additional paid-in capital	464,920	459,422
Retained earnings (deficit)	(968,224)	(977,318)
Notes and interest receivable for ownership interests	(4,938)	(4,838)
Accumulated other comprehensive income (loss)	(7,572)	(22,508)

Graham Packaging Company Inc. stockholders’ equity (deficit)	(515,157)	(544,609)
Noncontrolling interests	13,705	13,885

Equity (deficit)	(501,452)	(530,724)

Total liabilities and equity (deficit)	$2,943,548	$2,806,827

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands, except share and per share data)
Net sales	$756,497	$585,576
Cost of goods sold	641,412	483,257

Gross profit	115,085	102,319
Selling, general and administrative expenses	39,500	67,528
Asset impairment charges	1,108	2,238
Net loss on disposal of property, plant and equipment	700	227

Operating income	73,777	32,326
Interest expense	52,929	45,384
Interest income	(193)	(119)
Net loss on debt extinguishment	—	2,664
Increase in income tax receivable obligations	4,574	1,300
Other (income) expense, net	(635)	2,862

Income (loss) before income taxes	17,102	(19,765)
Income tax provision	9,004	4,746

Net income (loss)	8,098	(24,511)
Net income (loss) attributable to noncontrolling interests	1,014	(2,290)

Net income (loss) attributable to Graham Packaging Company Inc. stockholders	$7,084	$(22,221)

Earnings per share:
Net income (loss) attributable to Graham Packaging Company Inc. stockholders per share:
Basic	$0.11	$(0.42)
Diluted	$0.11	$(0.42)
Weighted average shares outstanding:
Basic	65,283,076	52,951,056
Diluted	66,334,193	52,951,056

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Operating activities:
Net income (loss)	$8,098	$(24,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53,032	38,573
Amortization of debt issuance fees	1,314	1,598
Accretion of senior unsecured notes	117	119
Net loss on debt extinguishment	—	2,664
Net loss on disposal of property, plant and equipment	700	227
Pension expense	748	790
Asset impairment charges	1,108	2,238
Unrealized (gain) loss on termination of cash flow hedge accounting	(3,202)	1,192
Stock compensation expense	246	361
Equity income from unconsolidated subsidiaries	(9)	(31)
Deferred tax provision	5,485	3,443
Increase in income tax receivable obligations	4,574	1,300
Foreign currency transaction (gain) loss	(465)	131
Interest receivable on loans to owners	(100)	(31)
Changes in operating assets and liabilities	(16,516)	(11,445)

Net cash provided by operating activities	55,130	16,618

Investing activities:
Cash paid for property, plant and equipment	(38,206)	(37,724)
Proceeds from sale of property, plant and equipment	15	158

Net cash used in investing activities	(38,191)	(37,566)

Financing activities:
Proceeds from issuance of long-term debt	21,802	17,999
Payment of long-term debt	(26,062)	(214,211)
Debt issuance fees	(401)	(648)
Proceeds from the issuance of common stock, net of underwriting discount of $11.3 million	—	171,055
Payment of other expenses for the issuance of common stock	—	(4,541)
Proceeds from issuance of ownership interests	5,264	—

Net cash provided by (used in) financing activities	603	(30,346)

Effect of exchange rate changes on cash and cash equivalents	1,481	(1,134)

Increase (decrease) in cash and cash equivalents	19,023	(52,428)
Cash and cash equivalents at beginning of period	152,964	147,808

Cash and cash equivalents at end of period	$171,987	$95,380

Supplemental disclosures:
Cash paid for interest, net of amounts capitalized	$35,781	$29,493
Cash paid for income taxes (net of refunds)	3,389	4,678
Non-cash investing and financing activities:
Accruals for purchases of property, plant and equipment	14,012	8,173
Accruals for fees related to the initial public offering	—	254

The Company is organized and managed on a geographical basis in four operating segments: North America, Europe, South America and Asia. The Company began accounting for its new Asian operations as a new operating segment as of July 1, 2010, with the acquisition of China Roots. Segment information for the three months ended March 31, 2011 and 2010, and as of March 31, 2011, and December 31, 2010, representing the reportable segments currently utilized by the chief operating decision makers, was as follows:

		North America	Europe	South America	Asia	Eliminations	Total
		(In thousands)
Net sales	Three months ended March 31, 2011	$663,976	$58,978	$28,604	$5,485	$(546)	$756,497
	Three months ended March 31, 2010	505,964	58,264	22,448	—	(1,100)	585,576

Operating income (loss)	Three months ended March 31, 2011	$69,150	$6,936	$(2,024)	$(285)	$—	$73,777
	Three months ended March 31, 2010	22,663	7,350	2,313	—	—	32,326

Depreciation and amortization	Three months ended March 31, 2011	$44,921	$3,923	$3,734	$454	$—	$53,032
	Three months ended March 31, 2010	33,114	4,331	1,128	—	—	38,573

Asset impairment charges	Three months ended March 31, 2011	$732	$376	$—	$—	$—	$1,108
	Three months ended March 31, 2010	1,898	322	18	—	—	2,238

Interest expense, net	Three months ended March 31, 2011	$51,438	$256	$905	$137	$—	$52,736
	Three months ended March 31, 2010	44,469	332	464	—	—	45,265

Other (income) expense, net	Three months ended March 31, 2011	$(2,397)	$1,885	$(273)	$150	$—	$(635)
	Three months ended March 31, 2010	(1,343)	1,523	2,682	—	—	2,862

Income tax provision (benefit)	Three months ended March 31, 2011	$7,440	$1,411	$397	$(244)	$—	$9,004
	Three months ended March 31, 2010	3,178	1,334	234	—	—	4,746

Identifiable assets	As of March 31, 2011	$990,522	$129,641	$66,969	$20,332	$—	$1,207,464
	As of December 31, 2010	991,676	125,433	69,044	16,989	—	1,203,142

Goodwill	As of March 31, 2011	$633,002	$16,344	$7	$1,466	$—	$650,819
	As of December 31, 2010	626,156	15,449	7	1,452	—	643,064

Cash paid for property, plant and equipment	Three months ended March 31, 2011	$32,775	$2,324	$1,010	$2,097	$—	$38,206
	Three months ended March 31, 2010	27,763	1,788	8,173	—	—	37,724